Exhibit 5.2

May 11, 2023

PENN Entertainment, Inc.

825 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Re:	Registration Statement on Form S-3 for PENN Entertainment, Inc.

Ladies and Gentlemen:

We have acted as counsel to PENN Entertainment, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the Company’s common stock, par value $.01 per share (“Common Stock”), preferred stock, par value $.01 per share (“Preferred Stock”), depositary shares (the “Depositary Shares”), and debt securities (the “Debt Securities,” and together with the Common Stock, the Preferred Stock, and the Depositary Shares, the “Securities”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Second Amended and Restated Articles of Incorporation, as amended, of the Company, and (iii) the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”). We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth, including the Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Securities and statements from certain officers of the Company.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

We have also assumed that (a) the Registration Statement and any amendments or supplements thereto (including all necessary post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (c) a definitive purchase, underwriting, indenture, or similar agreement and any other necessary agreement with respect to any Securities (including, with respect to the Depositary Shares and Debt Securities, a term sheet) will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and filed in compliance with the Securities Act, and that such agreement will be enforceable against the parties thereto in accordance with its terms, (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (e) the Securities, will be duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, (f) any Securities issuable upon conversion, exercise, or exchange of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exercise, or exchange, and (g) the Depositary Shares and Debt Securities when issued and sold in accordance with the applicable purchase, underwriting, indenture, or similar agreement and any other necessary agreement with respect to such Depositary Shares and Debt Securities to be entered into in connection with the issuance of such Depositary Shares and Debt Securities, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

PENN Entertainment, Inc.

May 11, 2023

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.	When the shares of Common Stock have been duly and properly issued, delivered, and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Preferred Stock or Debt Securities that is exchangeable for or convertible into Common Stock and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise in accordance with the terms of such Preferred Stock or Debt Securities, as applicable), will be legally issued, fully paid and non-assessable.

3.	When (i) a Statement with Respect to Shares of the Company classifying the Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (ii) the shares of Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of the Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of Debt Securities that is exchangeable for or convertible into Preferred Stock and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise in accordance with the terms of such Debt Securities) will be legally issued, fully paid and non-assessable.

4.	When (i) a Statement with Respect to Shares of the Company classifying the Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”) and setting forth the terms thereof has been duly and properly authorized, executed, and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (ii) the Offered Depositary Shares have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Offered Depositary Shares will be legally issued, fully paid, and non-assessable.

5.	When (i) a series of Debt Securities have been duly and properly executed and authenticated in accordance with the applicable indenture or similar agreement setting forth the terms thereof, (ii) the board of directors of the Company establishes and duly authorizes the aggregate principal amount and any limits thereon of such series of Debt Securities, (iii) the board of directors of the Company duly authorizes the form, terms, execution, and delivery of such indenture or similar agreement relating to such Debt Securities and the issuance of such Debt Securities at a minimum price or value of consideration established by the board of directors, and (iv) the board of directors of the Company reserves and duly authorizes the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion of, or exchange for, the Debt Securities in accordance with the procedures set forth in paragraphs 2 and 3 above, respectively, or of any other series of Debt Securities issuable upon conversion of, or exchange for, the Debt Securities issued in accordance with the procedures set forth in this paragraph 5, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

PENN Entertainment, Inc.

May 11, 2023

We express no opinion as to the law of any jurisdictions other than the federal securities laws and the laws of the Commonwealth of Pennsylvania.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP